EXHIBIT 10.1

VOTING AND PROXY AGREEMENT

This Voting and Proxy Agreement, dated October 15, 2015 (this “Agreement”), is by and among the persons and entities listed on Schedule A hereto (collectively, the “Icahn Group”, and individually a “member” of the Icahn Group) and TEGNA Inc. (the “Company”).

In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	For as long as the Voting Obligation is in effect and there are Excess Shares, with respect to any matter to be voted on or consented to by stockholders of the Company, each member of the Icahn Group shall take all action necessary to cause all Excess Shares (as defined below) to be voted (or exercise rights of consent in respect to) via the proxy mechanism set forth in Section 2 below, including, without limitation, by obtaining (and providing a copy thereof to the Company) a legal proxy from the broker, custodian or other person who has the power to grant such legal proxy with respect to such Excess Shares. The term “Excess Shares” means any shares of Voting Securities (as defined below) that are beneficially owned by any member of the Icahn Group or any of their respective Affiliates in excess of 4.99% of the outstanding Voting Securities as of the time of determination of stockholders of the Company entitled to vote on (or exercise rights of consent in respect to) any matter to be voted on or consented to by the stockholders of the Company and based on such number of outstanding shares as most recently disclosed by the Company in its filings with the Securities and Exchange Commission.

2.	Each member of the Icahn Group irrevocably and unconditionally grants to, and appoints, the Company as proxy and attorney-in-fact, for and in the name, place and stead of such member of the Icahn Group, to vote or cause to be voted (including by proxy or written consent, if applicable) all Excess Shares in accordance with the Voting Obligation (as defined below); provided that such irrevocable proxy shall not apply so long as the Voting Obligation shall not apply pursuant to Section 4, and shall again be applicable if the Voting Obligation again becomes applicable pursuant to Section 4. Each member of the Icahn Group hereby affirms that the foregoing proxy is coupled with an interest and, except as provided in the proviso to the preceding sentence, is intended to be irrevocable. The Company shall vote (or exercise rights of consent in respect to) all Excess Shares in accordance with the Voting Obligation. The term “Voting Obligation” means the obligation to vote (or exercise rights of consent in respect to) all Excess Shares in the same proportion as all other votes cast (or consents exercised) with respect to the applicable matter, with such proportion determined without inclusion of the votes cast by members of the Icahn Group or any of their respective Affiliates.

3.	Each member of the Icahn Group hereby represents, warrants, covenants and agrees that neither it nor any of its controlled Affiliates is or will be bound by any agreement that would interfere with the Voting Obligation and that any proxies in respect of Excess Shares other than as set forth in this Agreement are revocable and hereby revokes such proxies.

4.	The Voting Obligation with respect to Excess Shares shall not apply at such time as (a) there is a change in Federal Communications Laws (as defined in Article ELEVENTH of the Company’s Third Restated Certificate of Incorporation) that eliminates any potential or actual FCC Regulatory Limitation (as defined in Article ELEVENTH of the Company’s Third Restated Certificate of Incorporation) that would be applicable to the Company in the absence of such Voting Obligation, (b) there occurs any change in fact (e.g., the Icahn Group ceasing to have an attributable interest, as that term is defined in the Federal Communications Laws, in either the Company or Gannett Co., Inc.) such that any potential or actual FCC Regulatory Limitation is eliminated as a result of such change, or (c) the Icahn Group obtains a temporary or permanent waiver of the Federal Communications Laws that eliminates any actual or potential FCC Regulatory Limitation, provided that the Icahn Group will not seek such a waiver without having first obtained the consent of the Company, which consent shall not be unreasonably withheld or delayed; provided, however, that in the event the conditions in clause (a) or (b), as applicable, are reversed or, in the case of (c) any temporary waiver obtained has expired, then the Voting Obligation shall again be applicable. The term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

5.	For as long as the Voting Obligation is in effect and there are Excess Shares, the Company agrees that it shall not take any action under Article ELEVENTH of the Company’s Third Restated Certificate of Incorporation to prevent any member of the Icahn Group from continuing to own or increase its economic interest in the Company above its current level of ownership as of the date hereof, in each case subject to Sections 1 through 4 above and except as may be required by the Federal Communications Commission for the Company to be or remain in compliance with Federal Communications Laws.

6.	Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

7.	As used in this Agreement, the term “Voting Securities” means common stock or such other equity securities of the Company, having the power to vote in the election of members of the Board of the Directors of the Company and any other securities deemed by the Federal Communications Commission to be voting securities pursuant to Section 73.3555 of the rules and regulations of the Federal Communications Commission, and shall not include securities convertible into, or exercisable or exchangeable for such common stock or such other equity voting securities, unless and until so converted, exercised or exchanged or unless deemed by the Federal Communications Commission to be voting securities for such purposes.

8.

The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

9.	Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.	All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by facsimile and email, when such facsimile and email is transmitted to the facsimile number set forth below and sent to the email address set forth below and the appropriate confirmation of transmission of the facsimile is received or (b) if given by any other means, when actually received at the address specified in this subsection:

If to the Company:

TEGNA Inc.
7950 Jones Branch Drive
McLean, Virginia 22107
Facsimile:	(703) 854-2535
Attention:	Todd A. Mayman, Esq.
Executive Vice President, Chief Legal and
Administrative Officer
Email:	tmayman@tegna.com

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Facsimile:	212-403-2000
Attention:	Igor Kirman
Victor Goldfeld
Email:	IKirman@wlrk.com
VGoldfeld@wlrk.com

If to the Icahn Group:

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention:	Keith Cozza
Email:	kcozza@sfire.com

With a copy to (which shall not constitute notice):

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention:	Andrew Langham
Louie Pastor
Email:	alangham@sfire.com
lpastor@sfire.com

11.	This Agreement may be executed in two or more counterparts (including by facsimile or PDF) which together shall constitute a single agreement.

12.	This Agreement shall not be assignable or assigned, directly or indirectly, by operation of law or otherwise, by any of the parties to this Agreement.

13.

Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

Very truly yours,

TEGNA INC.

By:	/s/ Gracia C. Martore
Name:	Gracia C. Martore
Title:	President and Chief Executive Officer

[Signature Page to Voting and Proxy Agreement between the Icahn Group and TEGNA]

Accepted and agreed as of the date first written above:

MR. CARL C. ICAHN

/s/ Carl C. Icahn
Carl C. Icahn

BECKTON CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

HOPPER INVESTMENTS LLC
By: Barberry Corp., its sole member
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, its general partner
By: Barberry Corp., its sole member
BARBERRY CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Secretary; Treasurer

[Signature Page to Voting and Proxy Agreement between the Icahn Group and TEGNA]

ICAHN PARTNERS MASTER FUND LP
	By:	Icahn Offshore LP, its general partner
	By:	Icahn Capital LP, its general partner
	By:	IPH GP LLC, its general partner
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN PARTNERS LP
	By:	Icahn Onshore LP, its general partner
	By:	Icahn Capital LP, its general partner
	By:	IPH GP LLC, its general partner
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN OFFSHORE LP
	By:	Icahn Capital LP, its general partner
	By:	IPH GP LLC, its general partner
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ONSHORE LP
	By:	Icahn Capital LP, its general partner
	By:	IPH GP LLC, its general partner
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN CAPITAL LP
	By:	IPH GP LLC, its general partner
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
	By:	Icahn Enterprises Holdings L.P., its sole member
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
	By:	Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Chief Executive Officer

[Signature Page to Voting and Proxy Agreement between the Icahn Group and TEGNA]

SCHEDULE A

MR. CARL C. ICAHN

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.